UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2015

Invesco Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-13908	98-0557567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia 30309

(Address of Principal Executive Offices, Including Zip Code)

(404) 892-0896

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 14, 2015, Invesco Finance plc (the “Issuer”), an indirect wholly-owned finance subsidiary of Invesco Ltd. (the “Company”), completed its registered public offering (the “Offering”) of $500 million aggregate principal amount of 3.750% Senior Notes due 2026 (the “Notes”) at a public offering price of 99.742% of the principal amount. The Notes will be guaranteed on a senior unsecured basis by the Company. The Issuer and the Company entered into an indenture dated as of November 8, 2012, with The Bank of New York Mellon, as trustee (the “Base Indenture”), and in connection with the Offering, entered into a fourth supplemental indenture dated as of October 14, 2015, with the Bank of New York Mellon, as trustee (the “Fourth Supplemental Indenture”) (the Base Indenture together with the Fourth Supplemental Indenture, the “Indenture”).

The Notes mature on January 15, 2026 and bear interest at 3.750% per annum, payable semiannually in arrears on January 15 and July 15, beginning on July 15, 2016.

The Notes and related guarantee rank equal in right of payment to the Company’s current and future senior debt and senior in right of payment to any future subordinated debt. The Notes are effectively subordinated to the Company’s current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company’s subsidiaries.

The descriptions of the provisions of the Base Indenture and the Fourth Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements. The Base Indenture, the Fourth Supplemental Indenture and the form of note are incorporated herein by reference and are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 8.01. Other Events

On October 8, 2015, the Issuer and the Company, as guarantor, entered into a purchase agreement with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the purchase agreement, the Issuer agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, the Notes. A copy of the purchase agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Notes is registered pursuant to a Registration Statement (No. 333-207337) on Form S-3 filed by the Company with the Securities and Exchange Commission.

The net proceeds from the Notes offering will be used to repay all or a portion of the amounts currently drawn on the Company’s existing credit facility. The balance of the net proceeds of this offering will be used for general corporate purposes.

The expenses relating to the offering of the Notes are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$50,350
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	304,650
Printing Expenses	60,000
Trustee’s Fees and Expenses	10,000

Total	$500,000

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Purchase Agreement, dated as of October 8, 2015, by and among Invesco Finance plc, Invesco Ltd. and Morgan Stanley & Co. LLC., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

4.1	Indenture, dated as of November 8, 2012, between Invesco Finance plc, the Guarantors and The Bank of New York Mellon, as trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 9, 2012).

4.2	Fourth Supplemental Indenture, dated October 14, 2015, between Invesco Finance plc, the Company and The Bank of New York Mellon, as trustee.

4.3	Form of 3.750% Senior Notes due 2026 (included in Exhibit 4.2).

5.1	Opinion of Appleby (Bermuda) Limited.

5.2	Opinion of Alston & Bird LLP.

5.3	Opinion of Linklaters LLP.

12.1	Statements re: Computation of Ratios.

23.1	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).

23.2	Consent of Alston & Bird (included in Exhibit 5.2).

23.3	Consent of Linklaters LLP (included in Exhibit 5.3).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO LTD.

By:	/s/ Robert H. Rigsby
Name:	Robert H. Rigsby
Title:	Managing Director and Assistant Secretary

Dated: October 14, 2015